ATOSSA GENETICS INC.

Exhibit 32.1

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, in his capacity as an officer of Atossa Genetics Inc. (the "Registrant"), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Quarterly Report of the Registrant on Form 10-Q for the quarter ended September 30, 2012 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant for such quarter.

Dated: December 21, 2012	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D.
President and Chief Executive Officer
[Principal Executive Officer]

Dated: December 21, 2012	/s/ Christopher Benjamin
Christopher Benjamin
Chief Financial Officer
[Principal Financial and Accounting Officer]

Note:	A signed original of this written statement required by Section 906 has been provided to Atossa Genetics Inc. and will be retained by Atossa Genetics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.